SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2009

.

QUALSEC

(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

          0-52907

           20-5776355

(Commission File Number)

(IRS Employer Identification No.)

1829 East Franklin Street, Chapel Hill, NC 27514

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (435) 713-0566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

By resolutions of the Board of Directors dated August 14, 2009, and delivered on August 24, 2009, Joel Hand  resigned as an officer and director of Qualsec. Mr. Hand was not a member of any  Board committees.

Under a Release and Settlement Agreement dated August 14, 2009, but delivered August 24, 2009, Mr. Hand and the Registrant , all obligations between Hand and the Registrant were canceled, including Mr. Hand’s employment contract, amounts owed to him for deferred salary, and his options to purchase Registrant common stock. Mr. Hand’s 15,300,000 shares of common stock were delivered to the Registrant for redemption at a price of $131,500 in cash; these shares were transferred to a third party who was involved in the Registrant’s 2008 capital infusion of $200,000.

 The Registrant will provide  Mr. Hand  with a copy of this Current Report on Form 8-K no later than the day of its filing with the Securities and Exchange Commission and will provide them with the opportunity to provide a letter to the Registrant indicating whether he agrees or disagrees with the statements made in this paragraph. Mr. Hand is not obligated to furnish a letter.

In the same board resolutions described above, Learned J. Hand, who is the brother of Joel Hand, was appointed as sole officer and director. Mr. Learned Hand expects that his tenure as officer and director will be limited to such time as a full time officer and director can be nominated. Mr.  Hand, age 50,  has been President and Chief Executive Officer of New Millennium Products since its inception on August 22, 2007.  He devotes 30% of his time to New Millennium Products, which develops and markets consumer skin care products. Mr. Hand has also been Chief Executive officer and a  director  of Wellstone Filters, Inc. since  March  2000  and Acting Chief Financial Officer of Wellstone Filters, Inc. since September, 2006.  He devotes approximately 70% of his time to Wellstone Filters.  Wellstone Filters holds the patented technology for a cigarette filter believed to remove some carcinogens. Wellstone Filters developed and marketed Wellstone brand cigarettes until 2006.  From March 2000 to December  2003  he  was  employed by Warren  Pharmaceuticals, Inc. as its Vice President - Chief Operating  Officer. Warren Pharmaceuticals is a privately held biotech company which has developed erythropoietin derivatives  to treat strokes, spinal cord injuries, heart attacks, and acute macular edema. From January  2000 to December 2003 he was Executive Director of the Kenneth S. Warren Institute,  a  non-profit medical research facility.  In 1999 he founded HFC, a private seed venture  capital  corporation, which has made many internet and biotechnology related investments and  was a  founder  of  Medibuy.com.   From 1994 to 1999, he served as Vice President  at  Morgan  Stanley  Dean Witter.  He has a BA cum laude from Amherst College.

Item 8.01.

Other Events

On August 21, 2009, the Registrant and its former chief scientist, Dr. Arden A. Kelton, entered into a settlement agreement under which Dr. Kelton cancelled his Consulting Agreement  and any other obligations due from the Registrant, and transferred his remaining 15,300,000 shares to Qualsec Partners, an investor in the Registrant. The Registrant transferred all right, title and interest in and to its electronic olfactory technology to Dr. Kelton. This technology was valued at $1 on the Registrant’s balance sheet as of June 30, 2009. The Registrant intends to further develop its marketing business which commenced in the current quarter ending September 30, 2009.

Item 9.01.  Financial Statements and Exhibits

(a)

Financial Statements.

None

(b) Exhibits

10.11, Release and Settlement Agreement between Qualsec and Joel Hand, dated August 14, 2009.

10.12 Release and Settlement Agreement between Qualsec and Dr. Arden A. Kelton, dated August 21,  2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 28, 2009

QUALSEC

By: /s/ Learned J. Hand

     Learned J. Hand

      Chief Executive Officer